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                                                                 EXHIBIT 8(b)(i)


                   SECOND AMENDMENT TO PARTICIPATION AGREEMENT


     THIS AGREEMENT is made by and among Security Life of Denver Insurance Company, Van Eck Worldwide Insurance Trust (formerly Van Eck Investment Trust), and Van Eck Associates Corporation (collectively, the "Parties").

     WHEREAS, the Parties executed a participation agreement dated August 31, 1994, (the "Participation Agreement") governing how shares of Fund's portfolios are to be made available to certain variable life insurance and/or variable annuity contracts (the "Contracts") offered by Insurance company through certain separate accounts (the "Separate Accounts").

     WHEREAS, the Fund portfolios available to the Separate Accounts are listed in Exhibit A of the Participation Agreement.

     WHEREAS, the Parties have agreed that it is in their interests to make three additional Fund portfolios available to the separate accounts.

     NOW, THEREFORE, in consideration of their mutual promises, Life Company, Fund and Adviser agree as follows:

     The Participation Agreement is hereby amended by substituting for the original Exhibit A an amended Exhibit A in the form attached hereto which adds the Worldwide Bond Fund, Worldwide Emerging Markets Fund, and Worldwide Real Estate Fund to the list of portfolios made available to the Separate Accounts.

     EXECUTED this ___ day of November, 1997.


                                             Van Eck Worldwide Insurance Trust

Attest:                                      By:
       -----------------------------            -----------------------------
Name:                                        Name:
     -------------------------------              ---------------------------
                                             Van Eck Associates Corporation

Attest:                                      By:
       -----------------------------            -----------------------------

Name:                                        Name:
     -------------------------------              ---------------------------

                                             Security Life of Denver Insurance
                                             Company

Attest:                                      By:
       -----------------------------            -----------------------------
Name:  Anna M. Kautzman, Esq.                Name:  Carol D. Hard, Sr. Vice
                                                    President
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                                    Exhibit A

FUND
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         Worldwide Bond Fund
         Worldwide Emerging Markets Fund
         Worldwide Real Estate Fund
         Worldwide Balanced Fund
         Worldwide Hard Assets Fund (previously Gold and Natural Resources Fund)